
<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial  information  extracted  from  the
     Consolidated Balance Sheet and Consolidated Income Statement of GATX and is
     qualified  in  its  entirety  by  reference  to  such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   MAR-31-1996
<CASH>                                                  31
<SECURITIES>                                             0
<RECEIVABLES>                                         1017 <F1>
<ALLOWANCES>                                           111
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0 <F2>
<PP&E>                                                4011
<DEPRECIATION>                                        1557
<TOTAL-ASSETS>                                        4166
<CURRENT-LIABILITIES>                                    0 <F2>
<BONDS>                                               2162 <F3>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                14
<OTHER-SE>                                             723
<TOTAL-LIABILITY-AND-EQUITY>                          4166
<SALES>                                                  0
<TOTAL-REVENUES>                                       304
<CGS>                                                    0
<TOTAL-COSTS>                                          150 <F4>
<OTHER-EXPENSES>                                        44 <F5>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                      44
<INCOME-PRETAX>                                         30 <F6>
<INCOME-TAX>                                            12
<INCOME-CONTINUING>                                     18
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                            18
<EPS-PRIMARY>                                         1.05
<EPS-DILUTED>                                         1.01

<F1>  Receivables consists of three components:  Trade Accounts of 101 million, finance leases of 672 million, and secured loans of 244 million.
<F2>  Not applicable because GATX has an unclassified balance sheet.
<F3>  This value consists of two components: Long-term debt of 1,926 million and
      Capital Lease Obligations of 236 million.
<F4>  This value represents Operating Expenses on the Consolidated Income
      Statement.
<F5>  This value consists of the Provision for Depreciation and Amortization on
      the Consolidated Income Statement.
<F6>  This value represents Income Before Income Taxes and Equity in Net
      Earnings of Affiliates.

